UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 10, 2008 (April 8, 2008)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April, 8, 2008, Overstock.com, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Natomas Meadows, LLC (“Natomas”).  The Lease is for a 686,865 square foot warehouse facility, now under construction, located at 4800 West 1862 South, Salt Lake City, Utah (“New Warehouse”).  The Lease provides that construction of the New Warehouse is to be completed August 1, 2008 and that the Company will lease the New Warehouse in stages: beginning September 1, 2008, Company will lease a total of 232,900 square feet of the New Warehouse; on February 1, 2009, the Company will lease a total of 435,400 square feet; and, on September 1, 2009, the Company will lease the remainder, for a total of 686,865 square feet.  The Lease term is seven years, and specifies rent, exclusive of common area maintenance fees, at a variable rate over the course of the staged Lease term, ranging from $0.3300 per square foot for the first stage, to $0.3950 per square foot for the last year of the Lease term.   The Company currently has warehouse operations in three facilities in Salt Lake City.  Over the course of the staged Lease, the Company plans to consolidate to the New Warehouse its warehouse operations from two of its smaller leased warehouse facilities in Salt Lake City.  Both of these smaller warehouse facilities are under common ownership with Natomas. The Company is leasing one of two smaller warehouse facilities, and the common owner has agreed to cancel the Company’s lease of that facility without any early termination penalty.  The Company is renting the other small warehouse facility a month-to-month basis, which rental will be discontinued when the Company consolidates operations from that facility to the New Warehouse.  The Lease anticipates that the Company may construct a corporate office facility within the New Warehouse.  The Company is studying the feasibility of moving its corporate operations now located at 6350 South 3000 East, Salt Lake City, Utah, to the New Warehouse, but has not yet made a determination to do so.

Reference is hereby made to the terms of the Lease Agreement, a copy of which is filed herewith as Exhibit 10.1, for additional information regarding the terms of the Lease Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.	10.1	Lease Agreement dated April 8, 2008

Certain statements contained in this Form 8-K include statements that are “forward-looking statements,” including, without limitation, statements regarding forecasted construction completion dates,, and construction of and/or feasibility of building a corporate office in the New Warehouse and moving corporate operations to the New Warehouse.  There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David K. Chidester
David K. Chidester
Senior Vice President, Finance
Date: April 10, 2008